             GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER SCHEDULE

RIDER ISSUE DATE:

INITIAL BENEFIT BASE:         [$100,000.00]

ROLLUP RATE:                  [5.00%]

ROLLUP RATE PERIOD END DATE:  [[10th] Contract Anniversary]

LIFETIME WITHDRAWAL AGE:      [59 1/2]

WITHDRAWAL RATE:

                                         FLEXCHOICE EXPEDITE
                              -------------------------------------------
                               [AGE AT 1ST WITHDRAWAL
                              AFTER LIFETIME WITHDRAWAL
                                         AGE]             WITHDRAWAL RATE
                              --------------------------  ---------------
                              [59 1/2] TO LESS THAN [65]       [5.00]%
                                [65] TO LESS THAN [75]         [6.00]%
                                [75] TO LESS THAN [80]         [6.00]%
                                        [80 +]                 [6.75]%

LIFETIME GUARANTEE RATE:

                                CLIENT'S AGE AT 1ST       CLIENT'S AGE WHEN                  JOINT LIFETIME
                                   WITHDRAWAL AFTER       ACCOUNT VALUE IS   SINGLE LIFETIME   GUARANTEE
                               LIFETIME WITHDRAWAL AGE    REDUCED TO ZERO#   GUARANTEE RATE      RATE+
                              -------------------------   -----------------  --------------- --------------
                              [59 1/2] TO LESS THAN [65]   [79] OR YOUNGER        3.00%          2.00%
                                                            [80] OR OLDER         3.25%          2.25%
                                [65] TO LESS THAN [75]     [79] OR YOUNGER        4.00%          3.00%
                                                            [80] OR OLDER         4.25%          3.25%
                                [75] TO LESS THAN [80]     [79] OR YOUNGER        4.00%          3.00%
                                                            [80] OR OLDER         4.25%          3.25%
                                       [80 +]*             [79] OR YOUNGER         N/A            N/A
                                                            [80] OR OLDER         5.00%          4.00%

[RESTRICTIONS ON SUBSEQUENT  We may reject subsequent Purchase Payments by sending advance written
PURCHASE PAYMENTS:           notice to you if any of the following changes occur regarding the same Rider available for new contract purchases:
                                o  [A change in the Rider Fee Rate;
                                o  A change in the Rollup Rate;
                                o  A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and
                                o  The Rider is no longer offered by us to new Owners.]

                             Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written notice to you otherwise.]

AUTOMATIC STEP-UP DATE:      [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP    [90]
AGE:

RIDER FEE RATE:              [1.20%]

MAXIMUM RIDER FEE RATE:      [2.00%]

CANCELLATION WINDOW          [30-day period following the 5th and 10th Contract Anniversaries
PERIODS:                     following the Issue

ICC17-CGLWB-1 (06/17)

                              Date and every Contract Anniversary thereafter]

GUARANTEED PRINCIPAL
ADJUSTMENT ELIGIBILITY DATE:  [10th Contract Anniversary following the Issue Date ]

MINIMUM SPOUSAL AGE:          [Spouse's Date of Birth may not be more than 10 years after your Date of Birth.]

[ALLOCATIONS AND TRANSFERS    [You must allocate 100% of your Purchase Payments and Account Value into either Option A or
--------------------------
REQUIREMENTS]:                Option B. For Option B, you must also meet the additional allocation requirements shown below.
--------------
                              Any transfer request must meet these allocation requirements.]

OPTION A
--------

GLWB SUBACCOUNTS:             [AB Global Dynamic Allocation Portfolio
-----------------
                              Allianz Global Investors Dynamic Multi-Asset Plus Portfolio
                              AQR Global Risk Balanced Portfolio
                              BlackRock Global Tactical Strategies Portfolio
                              Invesco Balanced Risk-Allocation Portfolio
                              JPMorgan Global Active Allocation Portfolio
                              Brighthouse Balanced Plus Portfolio
                              MetLife Multi-Index Targeted Risk Portfolio
                              PanAgora Global Diversified Risk Portfolio
                              Pyramis (R) Managed Risk Portfolio
                              Schroders Global Multi-Asset Portfolio
                              MetLife Asset Allocation 20 Portfolio
                              MetLife Asset Allocation 40 Portfolio
                              MetLife Asset Allocation 60 Portfolio
                              American Funds Balanced Allocation Portfolio
                              American Funds Moderate Allocation Portfolio
                              SSGA Growth and Income ETF Portfolio]

OPTION B

PLATFORM 1 PERCENTAGE:        [Maximum of [70%]]

PLATFORM 1 SUBACCOUNTS:       [AB Global Dynamic Allocation Portfolio
                              Allianz Global Investors Dynamic Multi-Asset Plus Portfolio
                              AQR Global Risk Balanced Portfolio
                              BlackRock Global Tactical Strategies Portfolio
                              Invesco Balanced Risk-Allocation Portfolio
                              JPMorgan Global Active Allocation Portfolio
                              Brighthouse Balanced Plus Portfolio
                              MetLife Multi-Index Targeted Risk Portfolio
                              PanAgora Global Diversified Risk Portfolio
                              Pyramis (R) Managed Risk Portfolio
                              Schroders Global Multi-Asset Portfolio]

PLATFORM 2 PERCENTAGE:        [Minimum of [30%]]

PLATFORM 2 SUBACCOUNTS:       [MetLife Asset Allocation 20 Portfolio
                              MetLife Asset Allocation 40 Portfolio
                              MetLife Asset Allocation 60 Portfolio
                              American Funds Balanced Allocation Portfolio
                              American Funds Moderate Allocation Portfolio
                              SSGA Growth and Income ETF Portfolio]

ICC17-CGLWB-1 (06/17)

[REBALANCING REQUIREMENTS]:

[OPTION A:
If you choose to allocate according to Option A, rebalancing is optional and you may choose any available frequency.]

[OPTION B:
If you choose to allocate according to Option B, rebalancing is automatic and your Account Value will be rebalanced on a quarterly basis. Quarterly rebalancing will first occur on the date that is three months from the Rider Effective Date. Subsequent rebalancing will be made each quarter thereafter on the same day.]

 [DEATH BENEFIT:
 ---------------

        DEATH BENEFIT FEE RATE:          [0.60%]

        MAXIMUM DEATH BENEFIT FEE RATE:   1.20%]]

ICC17-CGLWB-1 (06/17)